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                                   Exhibit 2

                      Agreement and Plan of Reorganization
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                      AGREEMENT AND PLAN OF REORGANIZATION


   Agreement and Plan of Reorganization, dated as of September 18, 1996 (the "Agreement"), by and between Pennwood Savings Bank ("Pennwood Savings" or the "Surviving Bank"), a Pennsylvania-chartered savings bank, and Pennwood Interim Savings Bank ("Interim"), a Pennsylvania-chartered interim savings bank which will be organized for the sole purpose of consummating the reorganization provided for herein, and Pennwood Bancorp, Inc. ("Company"), a Pennsylvania corporation.

                                  WITNESSETH:

   WHEREAS, the Board of Directors of Pennwood Savings has determined that it is in the best interests of Pennwood Savings and its stockholders for Pennwood Savings to be reorganized into a holding company form of ownership; and

   WHEREAS, Pennwood Savings has caused the Company to be organized under Pennsylvania law as a wholly-owned subsidiary for the purpose of becoming the holding company of Pennwood Saving; and

   WHEREAS, the formation of a holding company by Pennwood Savings will be facilitated by causing the Company to become the sole stockholder of a newly-formed interim Pennsylvania-chartered stock savings bank, and then merging the interim savings bank with and into Pennwood Savings, so that as part of the merger all of the outstanding shares of common stock of Pennwood Savings will be converted automatically into and become shares of common stock of the Company, which would then become the sole stockholder of Pennwood Savings ("Merger"); and

   WHEREAS, Interim is being organized by Pennwood Savings as an interim Pennsylvania-chartered stock savings bank with the Company as its sole stockholder in order to effect the Merger; and

   WHEREAS, Pennwood Savings and Interim (the "Constituent Banks") desire to provide for the terms and conditions of the Merger.

   NOW, THEREFORE, Pennwood Savings, Interim and the Company hereby agree as follows:

   1. EFFECTIVE DATE. The Merger shall become effective as of the date of the filing of the articles of merger relating to the Merger filed with the Department of State of the Commonwealth of Pennsylvania pursuant to 7 P.S.
Section 1609(g), or any successor thereto (the "Effective Date").

   2. THE MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein, including, without limitation, the prior approval of the Department of Banking of
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the Commonwealth of Pennsylvania ("Department") and the Board of Governors of
the Federal Reserve System ("Federal Reserve Board") and the expiration of all applicable waiting periods, Interim shall merge with and into Pennwood Savings, which shall be the Surviving Bank. Upon consummation of the Merger, the Surviving Bank shall be considered the same business and corporate entity as each of the Constituent Banks and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. In addition, any reference to either of the Constituent Banks in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not occurred or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Banks if the Merger had not occurred.

   3.   CONVERSION OF STOCK.

        (a) On the Effective Date, (i) each share of common stock, par value $.01 per share, of Pennwood Savings ("Pennwood Savings Common Stock") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock, par value $.01 per share, of the Company ("Company Common Stock"), (ii) each share of common stock, par value $.01 per share, of Interim ("Interim Common Stock") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Pennwood Savings Common Stock, and (iii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled. By voting in favor of this Agreement, the Company, as the sole stockholder of Interim, shall have agreed (i) to issue shares of Company Common Stock in accordance with the terms hereof and (ii) to cancel all previously issued and outstanding shares of Company Common Stock upon the effectiveness of the Merger.

        (b) On and after the Effective Date, there shall be no registrations of transfers on the stock transfer books of Interim or Pennwood Savings of shares of Interim Common Stock or Pennwood Savings Common Stock which were outstanding immediately prior to the Effective Date.

   4.   EXCHANGE OF SHARES.
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        (a)   At or after the Effective Date, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Pennwood Savings Common Stock, upon surrender of the same to an agent, duly appointed by the Company ("Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Company Common Stock for which the shares of Pennwood Savings Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 3 hereof. The Exchange Agent shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Date evidenced shares of Pennwood Savings Common Stock, and which is to be exchanged for Company Common Stock as provided in Section 3 hereof, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing Company Common Stock.

        (b) After the Effective Date, certificates representing shares of Pennwood Savings Common Stock shall be treated as evidencing ownership of the number of full shares of Company Common Stock into which the shares of Pennwood Savings Common Stock represented by such certificates shall have been converted by virtue of the Merger, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

        (c) If any certificate evidencing shares of Company Common Stock is to be issued in a name other than that in which the certificate evidencing Pennwood Savings Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Company Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

        (d) If, between the date hereof and the Effective Date, the shares of Pennwood Savings Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the exchange ratio specified in Section 3(a) hereof shall be adjusted accordingly.

   5. DISSENTING SHARES. Subject to the provisions of 7 P.S. Section 1607 of the Pennsylvania Banking Code ("Banking Code") and Subchapter D of the Pennsylvania Business Corporation Law ("BCL"), or any successors thereto, holders of shares of Pennwood Savings Common Stock shall have dissenter or appraisal rights in connection with the Merger at set forth in the BCL.
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   6.   NAME OF SURVIVING BANK.  The name of the Surviving Bank shall be
"Pennwood Savings Bank."

   7. DIRECTORS OF THE SURVIVING BANK. Upon and after the Effective Date, until changed in accordance with the Amended and Restated Articles of Incorporation and Bylaws of the Surviving Bank and applicable law, the number of directors of the Surviving Bank shall be eight. The names and addresses of those persons who, upon and after the Effective Date, shall be directors of the Surviving Bank are set forth in Schedule A hereto, which is hereby incorporated herein by reference. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Bank in the year set forth after his or her respective name in Schedule A, and until a successor is elected and qualified.

   8. OFFICERS OF THE SURVIVING BANK. Upon and after the Effective Date, until changed in accordance with the Amended and Restated Articles of Incorporation and Bylaws of the Surviving Bank and applicable law, the officers of Pennwood Savings immediately prior to the Effective Date shall be the officers of the Surviving Bank.

   9. OFFICES. Upon the Effective Date, all offices of Pennwood Savings and Interim (which shall have no offices) shall be offices of the Surviving Bank. As of the Effective Date, the home office of the Surviving Bank shall remain at 683 Lincoln Avenue, Pittsburgh, Pennsylvania 15202 and the location of the other offices of the Surviving Bank shall be as set forth in Schedule B hereto, which is hereby incorporated herein by reference, except for the addition of offices authorized or the deletion of offices closed subsequent to the date hereof and the Effective Date.

   10. ARTICLES OF INCORPORATION AND BYLAWS. On and after the Effective Date, the Amended and Restated Articles of Incorporation and Bylaws of Pennwood Savings as in effect immediately prior to the Effective Date shall be the Amended and Restated Articles of Incorporation and Bylaws of the Surviving Bank until amended in accordance with the terms thereof and applicable law.

   11. SAVINGS ACCOUNTS. Upon the Effective Date, all savings accounts of Pennwood Savings, without reissue, shall be and become savings accounts of the Surviving Bank without change in their respective terms, including, without limitation, maturity, minimum required balances or withdrawal value.

   12. STOCK COMPENSATION PLANS. By voting in favor of this Agreement, the Company shall have approved adoption of Pennwood Savings' existing Employee Stock Ownership Plan (the "Plan") as a plan of the Company.

   13. STOCKHOLDER APPROVAL. The affirmative vote of the holders of two-thirds of the issued and outstanding Pennwood Savings Common Stock shall be required to approve this Agreement on behalf of Pennwood Savings and the approval of the Company, as the sole holder of Interim Common Stock, shall be required to approve this Agreement on behalf of Interim.
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   14.  REGISTRATION; OTHER APPROVALS.  In addition to the approvals set forth in Section 2 hereof, the parties' obligations to consummate the Merger shall be subject to (i) the Company Common Stock to be issued hereunder in exchange for Pennwood Savings Common Stock being registered under the Securities Act of 1933 and registered or qualified under applicable state securities laws, except in each case to the extent that the Company relies on an applicable exemption therefrom, and (ii) the receipt of all other approvals, consents or waivers as the parties may deem necessary or advisable.

   15. INCOME TAX MATTERS. The parties hereto shall have received an opinion of counsel, satisfactory to them in form and substance, with respect to the federal income tax consequences of the Agreement and the formation of a holding company, as contemplated therein.

   16. ABANDONMENT OF AGREEMENT. This Agreement may be abandoned by each of Pennwood Savings, Interim or the Company at any time before the Effective Date in the event that (a) any action, suit, proceeding or claim has been instituted, made or threatened relating to the Agreement which shall make consummation of the transaction contemplated hereby inadvisable in the opinion of Pennwood Savings, Interim or the Company, or (b) for any other reason consummation of the transaction contemplated hereby is inadvisable in the opinion of Pennwood Savings, Interim or the Company. Such abandonment shall be effected by written notice by Pennwood Savings, Interim or the Company to the others, authorized or approved by the Board of Directors of the party giving such notice. Upon the giving of such notice, this Agreement shall be terminated and there shall be no liability hereunder or on account of such termination on the part of Pennwood Savings, Interim or the Company or the directors, officers, employees, agents or stockholders of each of them. In the event of abandonment of this Agreement, Pennwood Savings shall pay the fees and expenses incurred by itself, Interim and the Company in connection with this Agreement and the Merger.

   17. AMENDMENTS. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto; provided, however that the provisions of Section 3 hereto relating to the consideration to be exchanged for shares of Pennwood Savings Common Stock shall not be amended after the meeting of stockholders of Pennwood Savings at which this Agreement is considered so as to decrease the amount of change the form of such consideration without the approval of such stockholders.

   18. SUCCESSORS. This Agreement shall be binding on the successors of Pennwood Savings, Interim and the Company.

   19. COUNTERPARTS. This Agreement may be executed in one or more counterparts.

   20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and, to the extent not governed by such laws, the laws of the Commonwealth of Pennsylvania.
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   IN WITNESS WHEREOF,  Pennwood Savings, Interim and the Company have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                             PENNWOOD SAVINGS BANK

Attest:


/s/ James W. Kihm            By: /s/ Paul S. Pieffer
------------------------         ---------------------------------------------
James W. Kihm                        Paul S. Pieffer
Secretary                            President and Chief Executive Officer


                             PENNWOOD BANCORP, INC.

Attest:


/s/ James W. Kihm            By: /s/ Paul S. Pieffer
------------------------         ---------------------------------------------
James W. Kihm                        Paul S. Pieffer
Secretary                            President and Chief Executive Officer


                             PENNWOOD INTERIM SAVINGS BANK
                             (In Organization)

Attest:


/s/ James W. Kihm            By: /s/ Paul S. Pieffer
------------------------         ---------------------------------------------
James W. Kihm                        Paul S. Pieffer
Secretary                            President and Chief Executive Officer
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                                   SCHEDULE A
                        DIRECTORS OF THE SURVIVING BANK


                                                                                              Terms
 Name                               Residence Address                                        Expires
 ----                               -----------------                                        -------
 Charles R. Frank                   100 Waverly Avenue                                         1998
                                    Apartment 4
                                    Pittsburgh, Pennsylvania 15229

 Mary M. Frank                      100 Waverly Avenue                                         1996
                                    Apartment 4
                                    Pittsburgh, Pennsylvania 15229

 Paul S. Pieffer                    2524 Josephine Street                                      1997
                                    Pittsburgh, Pennsylvania  15203

 John B. Mallon                     8575 Babcock Boulevard                                     1996
                                    Pittsburgh, Pennsylvania  15237

 C. Joseph Touhill                  2206 Almanack Court                                        1996
                                    Pittsburgh, Pennsylvania  15237

 Robert W. Hannan                   9367 N. Florence Road                                      1997
                                    Pittsburgh, Pennsylvania  15237

 Michael Kotyk                      1017 Edgewood Road                                         1997
                                    New Kensington, Pennsylvania  15068

 H. J. Zoffer                       5620 Aylesboro Avenue                                      1998
                                    Pittsburgh, Pennsylvania  15217

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                                  SCHEDULE B
                        OFFICES OF THE SURVIVING BANK


                                 HOME OFFICE

                              683 Lincoln Avenue
                       Pittsburgh, Pennsylvania,  15202


                                OTHER OFFICES

                              125 Market Street
                       Kittanning, Pennsylvania  16201

                               4 Hilltop Plaza
                       Kittanning, Pennsylvania  16201